UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 22, 2015

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street, Middlefield, Ohio	44062-0035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 632-1666

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

On June 22, 2015 Middlefield Banc Corp. made conditional stock awards to officers and employees, including President and CEO Thomas G. Caldwell (nominal award: 814 shares), Executive Vice President and Chief Operating Officer James R. Heslop, II (nominal award: 628 shares), and Chief Financial Officer and Treasurer Donald L. Stacy (nominal award: 495 shares). The award amount is a percentage of the award recipient’s salary, divided by the share price at the end of 2014. The closing price of the shares on December 31, 2014 was $33.61. The percentage of salary for purposes of calculating the award to Messrs. Caldwell, Heslop, and Stacy is 10%. Including the conditional stock awards of Messrs. Caldwell, Heslop, and Stacy, a nominal award total of 6,902 shares was made to officers and employees.

The award recipient will not become the owner of and entitled to the shares unless two conditions are satisfied: a service condition and a performance condition. The conditional share awards do not confer on the recipient any shareholder rights, including the right to vote or the right to cash dividends, until the conditions are satisfied or waived.

The award recipient must maintain service with Middlefield Banc Corp. and affiliates until the third anniversary of the award to satisfy the service condition, but the service condition is waived if the recipient dies or becomes disabled before that date or if a change in control of Middlefield Banc Corp. occurs before that date. The performance condition will be satisfied if the average annual return on Middlefield Banc Corp. stock for the years 2015, 2016, and 2017 is at least 8.00%. For this purpose annual return is the sum of annual dividends and the excess of the closing stock price on the final trading day of the year over the closing price on the final trading day of the preceding year, divided by the closing stock price on the final trading day of the preceding year. The three-year average of the annual returns for 2015, 2016, and 2017 will determine whether the 8.00% goal is satisfied. If the 8.00% goal is not satisfied but the average annual return is positive, the recipient will become the owner of and entitled to a portion of the conditional stock award, forfeiting the remainder. The portion that will be issued to the recipient is the percentage of the total award equal to the percentage achievement of the 8.00% goal. If the average annual return is negative, the entire award is forfeited, unless the Compensation Committee waives the performance condition. If average annual return exceeds 8.00%, the nominal amount of the conditional stock award will increase, up to a maximum of 125% of the nominal award, increasing based on the percentage excess of actual average return over the 8.00% goal. Accordingly, the maximum potential conditional stock award total is 8,628 shares, including a maximum for Mr. Caldwell of 1,018 shares, for Mr. Heslop of 785 shares, and for Mr. Stacy of 619 shares.

The agreement includes a one-year prohibition against competition after employment termination. This summary of the agreement’s terms is qualified in its entirety by reference to the copy of the form of conditional stock award agreement attached as an exhibit.

Item 9.01(d)	Exhibits.

10.29	form of conditional stock award agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: June 24, 2015	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO